                                                                 EXHIBIT 23.1


                              CONSENT OF KPMG LLP

Board of Directors
Atlantic Premium Brands, Ltd.:

We consent to incorporation by reference in the registration statements (No.33-80010 and 333-39561) on Form S-8 of Atlantic Premium Brands, Ltd. of our report dated March 16, 2000, relating to the consolidated balance sheets of Atlantic Premium Brands, Ltd. and Subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K/A of Atlantic Premium Brands, Ltd.

                                        /s/ KPMG LLP
                                        --------------------
                                            KPMG LLP


Chicago, Illinois
April 27, 2000